EXHIBIT 99.1

Black Tusk Minerals Signs Agreement with Trevali Mining Corporation

VANCOUVER, BRITISH COLUMBIA – December 21, 2011 – Black Tusk Minerals Inc. (OTCBB: BKTK) (the “Company”) is pleased to announce that the Company has entered into an agreement (the “Waiver and Consent Agreement”) with Trevali Mining Corporation (TSX:TV) (“Trevali”).

The Company is the titleholder of certain mining rights in the district of Huanza province of Huarochiri, department of Lima, Peru and, in order to exploit its mining rights, it has a right to use surface rights for mining purposes of 9,700 Ha. of land (the “Black Tusk Land”) under a land use agreement with the peasant community named Comunidad Campesina de Huanza (the “Community”). Trevali has an option to acquire a mining project and concessions located within the area of the Black Tusk Land, and requires a right to use certain areas of the Black Tusk Land (the “Trevali Land”), in order to develop its mining activities. Pursuant to the Waiver and Consent Agreement, the Company granted authorization to Trevali to negotiate and execute a land use agreement (the “Trevali Agreement”) with the Community.  Trevali has agreed to subscribe for 833,334 shares of common stock of the Company (the “Trevali Shares”) at a price of $0.24 per share and to (i) reimburse the Company for a portion of its expenditures in the amount of US$20,000 related to obtaining the Trevali Agreement (the “Surface Rights Expenses”) and (ii) reimburse the Company for its legal fees and expenses in the amount of US$15,000 related to the transactions contemplated under the Waiver and Consent Agreement (the “Reimbursed Costs”).

Trevali has transferred $50,000 to the Company for the Reimbursed Costs, the Surface Rights Expenses and a deposit for the Trevali Shares in the amount of $15,000. The Company has agreed to work with Trevali to negotiate the Trevali Agreement with the Community and to have the Trevali Agreement registered with the appropriate authorities in Peru. Once completed, Trevali will close the purchase of the Trevali Shares under the Waiver and Consent Agreement.

The Trevali Shares have not been and will not be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), or any state securities laws and may not be offered or sold within the United States or to "U.S. persons," as such term is defined in Regulation S under the U.S. Securities Act, unless an exemption from such registration is available.

For more information, please see our current report on Form 8-K filed with the United States Securities and Exchange Commission (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com).

About Black Tusk Minerals Inc.

Black Tusk Minerals Inc. is a mineral exploration company focused on the exploration and development of mineral prospects worldwide.  Most notably, the Company owns a 99% interest in 19 mineral claims, known as the Altococha concessions, in the District of Huanza, Province of Huarochiri, Department of Lima, Peru.

ON BEHALF OF THE BOARD OF DIRECTORS BLACK TUSK MINERALS INC.:

/s/ “Gavin Roy”
GAVIN ROY
President
Phone: 360-930-3910

This news release contains “forward-looking statements” and "forward-looking information" within the meaning of Canadian and United States securities laws.  Such forward-looking statements and forward-looking information reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties outlined under the section headings “Cautionary Note Regarding Forward-Looking Statements” and “Risks Factors” in our annual report on Form 10-K, as filed with the SEC on August 30, 2011, under the section heading “Risk Factors” in our most recent quarterly report on Form 10-Q/A, as filed with the SEC on November 9, 2011, and in our most recent financial statements, reports and registration statements filed with the SEC (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com ).  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected.  We do not undertake to update forward-looking statements or forward-looking information, except as may be required by law.